Exhibit 99.1

Investor Contact:

Alfred Lumsdaine, (615) 371-4936

Executive Vice President and Chief Financial Officer

QUORUM HEALTH CORPORATION UPDATES BOARD COMMITTEE ASSIGNMENTS AND

EXECUTIVE COMPENSATION

BRENTWOOD, Tenn. (September 28, 2018) – Quorum Health Corporation (NYSE: QHC) announced today that, in connection with the recent appointments of Jon H. Kaplan and William Paul Rutledge to the Company’s Board of Directors (the “Board”), the Board determined to make the following membership updates to the standing committees of the Board:

Audit and Compliance Committee

Alice D. Schroeder (Chair)

James T. Breedlove

Jon H. Kaplan

Terry Allison Rappuhn

Compensation Committee

R. Lawrence Van Horn, Ph.D. (Chair)

Joseph A. Hastings, D.M.D.

Jon H. Kaplan

William Paul Rutledge

Governance and Nominating Committee

James T. Breedlove (Chair)

Barbara R. Paul, M.D.

Terry Allison Rappuhn

Alice D. Schroeder

Patient Safety and Quality of Care Committee

Barbara R. Paul, M.D. (Chair)

Joseph A. Hastings, D.M.D.

William Paul Rutledge

R. Lawrence Van Horn, Ph.D.

In addition, the Board and its independent Compensation Committee also announced that it took certain corrective actions intended to ameliorate the inadvertent granting of certain awards in 2018 in excess of the share limit set under the Company’s 2016 Stock Award Plan. In this regard, the Board and its Compensation Committee approved the cancellation of the new hire grants previously made to Alfred Lumsdaine, Robert Fish and Glenn Hargreaves, and the re-granting of the awards in reliance on the “employment inducement exemption” under the NYSE’s Listed Company Manual Rule 303A.08. In accordance with the requirements for such exemption, the Company has included in this press release the material terms of the inducement awards, and except with respect to the use of such exemption, the material terms of the original grants to Messrs. Lumsdaine, Fish and Hargreaves remain unchanged. Specifically, (i) Mr. Lumsdaine was granted an inducement award of 100,000 shares of restricted stock, with (consistent with the original award) 50% of the award time-vesting in three equal installments beginning on the first anniversary of March 9, 2018, and 50% of the award performance-based and vesting, if at all, over a two-year performance period based on the achievement of target metrics as set by the Board, (ii) Mr. Hargreaves was granted an inducement award of 75,000 shares of restricted stock, with (consistent with the original award) 50% of the award time-vesting in three equal installments beginning on the first anniversary of August 24, 2018, and 50% of the award performance-based and vesting, if at all, over a two-year performance period based on the achievement of target metrics as set by the Board, and (iii) Mr. Fish was granted an inducement award of 500,000 shares of restricted stock, with (consistent with the original award) 50% of the award being time-based in three equal installments beginning on the first anniversary of May 21, 2018 and 50% being performance-based and vesting, if at all, in three equal tranches, with each tranche subject to performance milestones, and if the performance milestone has been attained, the restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of May 21, 2018, provided that Mr. Fish continues to be employed on such dates, subject to certain exceptions for qualifying terminations of employment.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 28 affiliated hospitals in rural and mid-sized markets located across 14 states with an aggregate of 2,649 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Quorum Health Corporation with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

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